SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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THIS FILING CONSISTS OF AN OVERVIEW OF THE PROPOSED MERGER ON THE CORPORATE WEBSITE.

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

About the Transaction (Overview)

SunGard has signed a definitive agreement to be acquired by a group of private equity investment firms. The transaction is subject to stockholder approval, customary regulatory approval and other customary conditions.

The transaction is the largest buyout of any kind since KKR bought RJR Nabisco for approximately $30 billion in 1989. And it is the largest private equity buyout ever in the technology arena, exceeding by five-fold previous benchmarks set by the $2.1 billion acquisition of UGS PLM in 2004 and the $2.0 billion acquisition of Seagate in 2000.

The acquiring consortium was organized by Silver Lake Partners and includes Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners and Texas Pacific Group.

We expect the transaction to be completed during the third quarter.

At SunGard it is business as usual. We are focused on serving our customers’ current and future needs and on providing the high level of service to which we have always been committed.

The success of the transaction will depend on growing the business rather than eliminating jobs or reducing service levels. The current senior management team will continue to lead the company and will also become investors in the company.

In light of this transaction, SunGard’s board of directors has determined not to implement the previously announced plan to spin off SunGard’s Availability Services business.